                                                                   EXHIBIT 10.21

                               SECURITY AGREEMENT
                               ------------------

     THIS AGREEMENT is made and entered into as of this 22d day of December, 1997, by and between V.I. Technologies, Inc. (formerly known as Melville Biologics, Inc.), a Delaware corporation with offices at 155 Duryea Road, Melville, New York 11747 ("Debtor") and Bayer Corporation (formerly known as Miles, Inc.), an Indiana corporation with offices at 400 Morgan Lane, West Haven, Connecticut 06516 ("Bayer").

                                    RECITALS
                                    --------

     A. Bayer and Debtor entered into an Agreement for Custom Processing dated as of February 7, 1995, as amended and restated pursuant to the First Amended and Restated Agreement for Custom Processing dated January 24, 1996 (as further amended according to the Modification Agreement described below, or as may be amended at any time, the "Processing Agreement"), pursuant to which Debtor agreed to process and fractionate certain quantities of Miles (now Bayer) Input as defined in the Processing Agreement (hereinafter "Processing and Fractionation Operation").

     B. Bayer and Debtor entered into a Reimbursement and Security Agreement dated as of February 7, 1995 relative to a Guaranty by Bayer of a PNC Bank, N.A. loan to Debtor, as described therein. Said PNC loan is being paid off in conjunction with entry into the Loan Documents (as defined below); said Guaranty is being terminated and the related Mortgage, Security Agreement and Fixture Filing from Debtor and Suffolk County Industrial Development Agency ("SCIDA") to Bayer dated as of February 15, 1995 (the "1995 Mortgage") is being amended accordingly; and said Reimbursement and Security Agreement is accordingly being superseded by this Security Agreement. This Security Agreement will secure Debtor's obligations to Bayer under the Processing Agreement, as provided below.

     C. Bayer and Debtor are entering into a Modification Agreement dated as of December 22, 1997 in conjunction with this Agreement, relative to the foregoing and related matters.

     D. Debtor is securing a loan from The Chase Manhattan Bank ("Bank") and entering into a Credit Agreement dated the date hereof and related agreements with the Bank (the "Loan Documents") and Bank, Bayer and Debtor are entering into an Intercreditor Agreement (the "Intercreditor Agreement"), dated the date hereof, regarding their relative rights in collateral furnished by Debtor to Bank for said loan, and to Bayer under this Agreement.

                                   PROVISIONS
                                   ----------

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and with the intent to be legally bound hereby, Debtor and Bayer agree as follows:

1.   Superseding Agreement.  This Agreement amends and restates in its entirety
     ---------------------
and supersedes said Reimbursement and Security Agreement, and continues without impairment the security interest granted thereunder, as applicable.

2.   Security Interest. As security for the Obligations (as defined in paragraph
     -----------------
5) of Debtor under the Processing Agreement, Debtor does hereby sell, assign, transfer and set over unto Bayer and grants to Bayer a duly perfected security interest in and lien on the following collateral, wherever located, now existing or hereafter acquired, arising or coming into existence (such collateral being hereafter referred to, collectively, as the "Collateral") until all such Obligations have been fully repaid or performed:

     (a) that portion of Debtor's now owned or acquired in the future equipment ("Equipment"), as such term is defined in the Pennsylvania Uniform Commercial Code (13 PA. Cons. Stat. Ann. (S)9101, et seq.) ("Pa. U.C.C.") which includes only the Equipment set forth on Schedule 2(a) attached hereto and incorporated by reference and all other Equipment and fixtures, furniture and accessories necessary, appropriate or useful in the Processing and Fractionation Operation, and all additions, accessions and attachments to all Equipment, replacements thereof, and substitutions and spare parts therefor.

     (b) that portion of Debtor's now owned or acquired in the future inventory ("Inventory"), as such term is defined in the Pa. U.C.C., which includes only Inventory that is necessary, appropriate or useful in the Processing and Fractionation Operation, including but not limited to, plasma and plasma products which are the subject of the Processing Agreement which may or may not be approved by the FDA (as defined in the Processing Agreement), and Bayer Input to the extent any and all of Bayer Input may become Inventory notwithstanding that Bayer Input is and at all times shall remain the sole and exclusive property of Bayer;

     (c) that portion of Debtor's now owned or acquired or arising in the future general intangibles ("Intangibles"), as such term is defined in the Pa. U.C.C., which includes only Intangibles that are necessary, appropriate or useful in the Processing and Fractionation Operation, including but not limited to, the patents, licenses, permits, regulatory approvals and applications for any patent, license, permit or regulatory approval set forth on Schedule 2(c) attached hereto and incorporated by reference and all other Intangibles necessary, appropriate or useful in the Processing and Fractionation Operation, but specifically excluding any other Intangibles that are not now or in the future necessary, appropriate or useful in the Processing and Fractionation operation;

     (d) all of Debtor's now owned or acquired or arising in the future accounts ("Accounts"), as such term is defined in the Pa. U.C.C., arising from sales of Inventory or of other plasma or plasma products processed in the Processing and Fractionation Operation including, but not limited to, contracts, contract rights, monies, notes, bills, drafts, acceptances, choses in action, and all other debts, obligations and liabilities in whatever form, owing to Debtor by any person, firm or entity, arising from such sales by or services rendered in the Processing and Fractionation Operation by Debtor, or otherwise established or created in favor of Debtor, all guarantees, collateral and securities therefor, and all right, title and interest of Debtor in and to the goods (including Inventory) and services which gave rise thereto, including the rights of reclamation and stoppage in transit and the right to returned goods and all other rights or remedies of an unpaid seller of goods or services; and

     (e) all proceeds and products of the foregoing necessary, appropriate or useful in the Processing and Fractionation Operation in whatever form, now or in the future, the same may be, including, but not limited to, insurance proceeds.


3.   Collateral Assignment.
     ---------------------

     (a) In addition to the security interest in the Intangibles granted to Bayer pursuant to Section 2 above, Debtor does hereby sell, assign, transfer and set over to Bayer all right, title and interest of Debtor in, to and under (i) the licenses, permits and regulatory approvals, and all applications for any license, permit or regulatory approval, relating to the Processing and Fractionation Operation to the extent they are assignable and, to the extent FDA prior approval is required, such assignment is approved by the FDA, now or in the future listed, or which should be listed, on Schedule 2(c) to this Agreement (the "Licenses and Permits"), and (ii) all contracts, agreements, understandings or arrangements, whether oral or written, between or among Debtor and any other person, entity or governmental unit or agency relating to the Processing and Fractionation Operation ("Fractionation Contracts"), all of which are listed on schedule 3(a) attached hereto and incorporated by reference. This collateral assignment is intended as an absolute assignment and shall continue in full force and effect until all Obligations are satisfied in full; provided, however that until the occurrence of an event of default under this Agreement or the Processing Agreement and Bayer's decision, in its sole and absolute discretion, to effectuate a Bayer Takeover (as defined in the Processing Agreement), Debtor shall exercise and perform all rights, duties and obligations and retain all responsibilities under all of the Licenses and Permits and the Fractionation Contracts. Nothing contained in this Agreement shall be construed to obligate Bayer to assume, discharge or perform any right, duty, obligation or responsibility of Debtor under the Licenses and Permits or the Fractionation Contracts. In the event of a Bayer Takeover, Bayer may, in its sole and absolute discretion, exercise Debtor's rights under some or all of the Licenses and Permits or the Fractionation Contracts.

     (b) It is the intention of the parties that, to the fullest extent permissible by law, the foregoing collateral assignment shall permit and enable Bayer, in the event of a Bayer Takeover, to immediately and without interruption operate and conduct the Processing and Fractionation Operation including the right to operate under all Licenses and Permits and obtain the benefit of the Fractionation Contracts now or then in effect. If for any reason whatsoever this collateral assignment shall be ineffective or result in any delay in Bayer implementing a Bayer Takeover, then Debtor hereby authorized Bayer, in its name or in the name of Debtor, to amend, modify, supplement or apply for the transfer to Bayer of any and all Licenses and Permits or Fractionation Contracts now or in the future in effect, and Debtor does hereby appoint Bayer, or any designee of Bayer, as the attorney in fact for Debtor with full authority and power to execute, file and take all other action necessary to amend, modify, supplement or transfer to Bayer the Licenses and Permits or Fractionation Contracts, subject to liens under the Loan Documents and to the Intercreditor Agreement, and to otherwise carry out the full intent and purpose of this Agreement and the Bayer Takeover; provided, however, that in the event Bayer exercises any right or remedy under this sentence, Bayer will use reasonable efforts to exercise any such right or remedy in a manner that does not interfere with the Debtor's general operations. Bayer shall transfer back to Debtor all Licenses, Permits and Fractionation Contracts so transferred to Bayer, when no longer required for a Bayer Takeover.

4.  Additional Assurances.  As additional collateral for Debtor's Obligations,
    ---------------------
Debtor shall do and perform or has done or performed  the following:

     (a) if and to the extent any of the Intangibles in which Bayer is now or in the future being granted a security interest pursuant to this Agreement consist of patents or registered trademarks or trade names, Debtor shall execute and deliver to Bayer a collateral assignment, security agreement or other document or instrument, in form and substance satisfactory to Bayer, and file or cause to be filed such document or instrument with the Patent and Trademark Office or any other office where any such document or instrument must be filed or recorded to duly perfect Bayer's security interest under this Agreement.

     (b) executed, recorded and delivered, and caused SCIDA to execute, record and deliver, to Bayer the 1995 Mortgage, granting Bayer a mortgage on the premises known as 155 Duryea Road, Melville, New York 17747 (the "Mortgaged Premises"), as amended by the Amendment to Mortgage and Security Agreement dated as of December 22, 1997 (as so amended, the "Mortgage") subject to the subordination of such lien in favor of Bank in accordance with the Intercreditor Agreement.

     (c) executed and delivered, and caused SCIDA to execute and deliver, a Security Agreement, dated as of May 1, 1996, granting Bayer, inter alia, a security interest in the Equipment (as defined in such Security Agreement) and a collateral assignment of the Equipment Lease Agreement (as defined in such Security Agreement), as amended by the Security Amendment Agreement dated as of December 22, 1997, together with UCC-1 financing statements in favor of Bayer, subject to the subordination of such security interest in favor of Bank in accordance with the Intercreditor Agreement;

     (d) executed and delivered to Bayer a Lease, as amended by the Modification Agreement, dated as of December 22, 1997 in the forms attached hereto as Exhibit "B" (the "Lease");

     (e) executed and delivered to Bayer a Sublease, as amended by the Modification Agreement, dated as of December 22, 1997 in the forms attached hereto as Exhibit "C" (the "Sublease");

     (f) delivered to Bayer a true, correct and complete copy (including all schedules, exhibits, amendments and modifications), as executed, of that certain Amended and Restated Transfer Agreement, by and between New York Blood Center, Inc. and Debtor, dated December 9, 1994;

     (g) deliver to Bayer, in form and substance satisfactory to Bayer, a true and correct copy, as executed, of the Loan Documents by and between Chase and Debtor.

5.  Obligations Secured.  The obligations secured under this Agreement are as
    -------------------
follows (collectively, the "Obligations"):

     (a) all obligations of Debtor to make payments to Bayer under or pursuant to this Agreement or the Processing Agreement;

     (b) all obligations of Debtor to Bayer under the Processing Agreement including, without limitation, the enforceability of the Bayer Takeover and any liquidated or unliquidated damages arising from any breach or default by Debtor of any of the terms, conditions, representations, warranties, covenants or other provisions of the Processing Agreement;

     (c) all obligations of Debtor to Bayer under the Mortgage, the Lease and the Sublease;

     (d) all costs and expenses incurred by Bayer in the collection of the Obligations, including, but not limited to, reasonable attorney's fees;

     (e) all costs and expenses of Bayer incurred in the protection, preservation, taking possession of and sale of any of the Collateral including, but not limited to, the exercise of a Bayer Takeover, the payment of any filing or recording fees or taxes, taxes, levies, assessments, premiums of insurance on, repairs to, or maintenance or storage of the Equipment, Inventory or Intangibles, and any and all other out-of-pocket expenses of Bayer in connection with this Agreement or with the Collateral including, but not limited to, the cost of repair, if any, to realty or other Equipment to which the Equipment is or has become affixed and expenses in connection with any security therefor; and

     (f) all costs and expenses of Bayer incurred in preparing any of the Collateral for sale or other disposition, including repairing, handling and transporting, or in connection with the sale or other disposition of any of the Collateral, including the collection or liquidation of Intangibles, and the collection of any amount arising from a sale or other disposition of any of the Collateral.

6.  Covenants.  Debtor covenants and agrees that:
    ---------

     (a) Debtor has unencumbered title to all Collateral (including, but not limited to the Licenses and Permits and the Fractionation Contracts) now in existence and will obtain and maintain unencumbered title to any and all Collateral acquired in the future except for (i) encumbrances contemplated by the Loan Documents and the Intercreditor Agreement, (ii) interests of SCIDA as fee owner of the property subject to the Mortgage, Lease and Sublease and as lessor under the Equipment Lease and (iii) permitted liens and Permitted Liens as provided under (b) below;

     (b) Debtor will keep all Collateral free and clear of all other liens whatsoever, except (i) to any extent Chase may have any security interest therein under the Loan Documents, subject to said Intercreditor Agreement and
(ii) for any permitted liens to which Bayer shall have given its prior written consent, which shall include all Permitted Liens as permitted under said Credit Agreement;

     (c) without the prior written consent of Bayer, Debtor will not sell, assign or transfer (except for sales in the ordinary course of business), otherwise dispose of, encumber, or create any other security interest in the Collateral or any part of the Collateral;

     (d) without the prior written consent of Bayer, Debtor will not affix the Equipment or permit the Equipment to be affixed to real estate or otherwise to become a fixture, except to the extent the Equipment is presently affixed to the Mortgaged Premises;

     (e) Debtor will keep the Equipment, the Inventory and the interest of Bayer therein, fully insured, subject to Section 5 of the Mortgage, to the extent applicable, for replacement value against loss or damage by fire, theft and such other risks as would generally be insured against by prudent property owners operating industrial facilities of a similar type to, and located in the general area of, the Property, under an insurance policy or policies containing a standard non-contributory lender's loss payee clause in favor of Bayer, written by an insurance company or companies reasonably acceptable to Bayer, and, in the event the Equipment or Inventory shall at any time not be fully insured as required by this Agreement, Bayer, upon 20 days prior notice to Debtor, unless there shall have been a lapse or termination of insurance, in which case no notice shall be required, at its option (but without any obligation to do so), may cause the same to be so insured, and upon demand, Debtor will reimburse Bayer for the cost of any such insurance paid for by Bayer;

     (f) any insurance proceeds received as a result of a casualty loss shall be held as additional security for the payment of the Obligations and, subject to
Section 4 of the Mortgage, to the extent applicable, applied to repair and replacement of the Equipment or Inventory affected, with any balance to Debtor and, subject to the Intercreditor Agreement, the Senior Obligations referred to therein;

     (g) Debtor will pay all costs of filing or recording any financing, continuation or termination statements, and all other costs and expenses relating to perfecting, maintaining, documenting or otherwise preserving the security interests or other rights granted under or pursuant to this Agreement, the Lease, the Sublease and the Processing Agreement;

     (h) Debtor will promptly notify Bayer of any change in the Debtor's places of business or of the location of any of the Collateral;

     (i) without the prior written consent of Bayer, Debtor will not agree to any modification of, or substitution for, any contract or obligation which materially and adversely affects the security interests granted under this Agreement including, without limitation, the Licenses and Permits, the Fractionation Contracts and the Loan Documents;

     (j) a carbon, photographic or other reproduction of (i) this Agreement, or
(ii) a financing statement, is sufficient as a financing statement;

     (k) Debtor will at all times conduct its affairs and operate its business in compliance with all applicable laws, rules and regulations, including, without limitation, the terms and conditions of all Licenses and Permits, any applicable Food and Drug Administration regulations and environmental laws and regulations, and Debtor will promptly notify Bayer of any notice of any alleged violation or investigation into any alleged violation of any of the Licenses and Permits or any other law, rule or regulation by any governmental entity; provided, however, that Debtor's failure to comply with such laws, rules and regulations shall not constitute a default under this Agreement if such failure would not have a material adverse effect on Debtor, or the Processing and Fractionation Operation;

     (l) Debtor will promptly and faithfully prosecute all applications and keep and perform, or cause to be prosecuted, kept or performed in all respects, all the terms, covenants and conditions required to be performed or observed by Debtor to preserve, maintain and comply with any of the Licenses and Permits which may now or in the future affect the Processing and Fractionation Operation, and Debtor will not do or permit anything to be done which would or could materially impair or tend to materially impair Bayers' rights in or to the Licenses and Permits and the Fractionation Contracts, including all rights granted under this Agreement and the Bayer Takeover under the Processing Agreement, or which could be grounds for any person, entity or governmental unit or agency declaring a default, forfeiture, itemization, cancellation, breach, or penalty under any of the Licenses and Permits or the Fractionation Contracts;

     (m) Debtor will: (i) not change its name, merge with any other entity or change its form of organization; (ii) keep all Collateral located only at the site of the Processing and Fractionation Operation (said site being the Property at 155 Duryea Road, Melville, New York 11747) or at the Debtor's chief office which is at the Property, or at such other location as Bayer may consent to in writing, which consent shall not be unreasonably withheld or delayed; and (iii) not change or move the location of its chief office or the location of the Processing and Fractionation Operation or any Collateral, without in each case first obtaining the prior written consent of Bayer, which consent shall not be unreasonably withheld or delayed; and

     (n) Debtor will pay, before any fine, penalty, interest or cost attaches thereto, all taxes, assessments and other charges upon the Collateral, or relating to the Processing and Fractionation Operation or any of the Collateral, or upon this Agreement, other than taxes solely attributable to Bayer's interest in the Collateral or its rights under the Processing Agreement; provided, however, that if by law any such taxes, assessments or other charges may be paid in installments (whether or not interest shall accrue on the unpaid balance thereof), the Debtor may pay the same in installments (together with accrued interest on the unpaid balance thereof) as the same respectively become due, before any fine, penalty or cost attaches thereto; provided further that nothing in this Section 6(n) shall require the payment or discharge of any tax or assessment so long as Debtor shall, after complying with each of the following conditions, in good faith and at its own expense, contest the same or the validity thereof by appropriate legal proceedings diligently pursued. Before commencing any such proceeding, Debtor shall: (i) notify Bayer in writing of its intent to do so; (ii) ascertain that such proceedings will operate to prevent the collection thereof or other realization thereon; and (iii) provide security reasonably satisfactory to Bayer assuring the discharge of Debtor's obligation under this Section 6(n) and of any additional interest, charge, penalty or expense arising from or incurred as a result of such contest. Notwithstanding the foregoing, if at any time payment of any tax or assessment shall become necessary to prevent a lien foreclosure sale of the Mortgaged Premises or any portion thereof because of nonpayment of such tax or assessment, the Debtor shall pay the same in sufficient time to prevent the foreclosure sale.

7.  Representations and Warranties.  Debtor represents and warrants to Bayer
    ------------------------------
that:

     (a) Debtor is a corporation validly formed and duly organized and existing in good standing under the laws of the State of Delaware;

     (b) Debtor is qualified to do business in New York and in each state where the Processing and Fractionation Operation is located and in all other jurisdictions where the Collateral is or will be located;

     (c) Debtor has all power, corporate and otherwise, necessary to execute and deliver this Agreement, the Processing Agreement, the Mortgage, the Security Agreement, the Intercreditor Agreement, the Modification Agreement, the Lease and the Sublease. Debtor is duly authorized to enter into this Agreement, to grant to Bayer security interests in the Collateral and to carry out all of the transactions and acts contemplated by this Agreement, the Processing Agreement, the Lease and the Sublease;

     (d) this Agreement, the Processing Agreement, the Mortgage, the Security Agreement, the Intercreditor Agreement, the Modification Agreement, the Lease, the Sublease and the Loan Documents have been duly executed and delivered by Debtor to Bayer (except for the Loan Documents, which have been delivered to Chase), and each constitutes a legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms;

     (e) the execution and delivery of this Agreement, the Mortgage, the Security Agreement, the Intercreditor Agreement, the Modification Agreement, the Processing Agreement, the Lease, the Sublease and the Loan Documents, and performance of the obligations thereunder, does not and will not: (i) violate or contravene any provision of Debtor's certificate of incorporation or by-laws;
(ii) result in any breach of any of the terms and provisions of, or constitute (with or without the giving of notice of the passage of time or both) a default under, or give rise to the right to accelerate, terminate or cancel, any material indenture, agreement or other instrument to which the Debtor is a party or by which it or any of its properties are bound; (iii) result in the creation or imposition of any lien, charge or encumbrance upon any of Debtor's properties pursuant to the terms of any such indenture, agreement or other instrument (other than as contemplated in this Agreement); (iv) violate any applicable statute or regulation; or (v) violate any order, writ, injunction or decree which names the Debtor as a party or which is specifically directed to it or its property and which has been issued by any court or by any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Debtor or its properties;

     (f) Debtor is or will be when the Collateral is acquired and at all times thereafter will be the owner of the Collateral, free and clear of any liens, claims and encumbrances, other than the liens or security interests granted to Bayer under this Agreement and except as provided under Section 6(b) of this Agreement;

     (g) set forth on Schedule 2(c) to this Agreement are all Licenses and Permits and other Intangibles, and set forth on Schedule 3(a) are all Fractionation Contracts that are necessary, or will be used or useful in the Processing and Fractionation Operation, and Debtor will, from time to time, amend such Schedules so that they shall at all times list all such Licenses and Permits and Fractionation Contracts, whether now in existence or acquired in the future.

8.  Defaults.  As used in this Agreement, the term "default" means (i) an Event
    --------
of Default under the Processing Agreement which has occurred and is continuing,
(ii) the failure to pay, when due upon demand, any Obligations, (iii) a failure by Debtor to duly perform and observe any other agreement or covenant contained in this Agreement and the same shall remain uncured for 30 days after receipt by Debtor of notice thereof; provided, however, if such matter cannot reasonably be cured within 30 days, Debtor shall not be in default hereunder so long as Debtor has commenced the cure within the 30 day period and is diligently pursuing the same to completion, or (iv) any representation or warranty of Debtor contained in this Agreement shall be materially false as of the date made. In the event of any such default Bayer will be entitled, at its option, without notice, to enforce its rights or remedies under this Agreement or under the Processing Agreement.

9.  Further Agreements.  The undersigned further agrees that after a default
    ------------------
under this Agreement:

     (a) in addition to any other rights or remedies provided or referenced in this Agreement, Bayer shall have all of the rights and remedies provided by law or at equity;

     (b) all of Bayers' rights and remedies shall be cumulative and may be exercised by Bayer in any order or fashion and without the need to pursue or exhaust any right or remedy (whether against Debtor or any other party or whether against any portion of the Collateral or any other property) as a condition to enforcing or pursuing any other right or remedy; and

     (c) failure by Bayer to enforce promptly any of its rights or remedies shall not be deemed a waiver of such rights or remedies or of any default under this Agreement.

10.  Notices.  All notices, demands, requests, consents or approvals required
     -------
under this Agreement must be in writing and will be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered personally to such party or on the next business day if sent by overnight courier service, return receipt requested, addressed to such party at the address set forth below or to such other address as any party may give to the other in writing for such purpose:

     To Debtor:          155 Duryea Road
                         Melville, New York  11747
                         Attention:  Chief Financial Officer
                         Phone:      (516) 752-7314
                         Fax:        (516) 752-8754

     To Bayer:           Bayer Corporation
                         100 Bayer Road
                         Building 4
                         Pittsburgh, PA  15205-9741

                         Attention:  Mr. Jon R. Wyne
                                     Senior Vice President and Treasurer
                                         and
                                     Roger W. Heins, Director-Treasury Services
                         Phone:      (412) 777-5717
                         Fax:        (412) 778-4412

     with a copy to:     Pharmaceutical Division
                         Bayer Corporation
                         400 Morgan Lane
                         West Haven, Connecticut  06516
                         Attention:    Law Department
                         Phone:        (203) 939-2401
                         Fax:          (203) 937-2795


All such communications will be conclusively deemed to have been received by a party hereto and to be effective when so delivered personally, or if sent by overnight courier service, on the day after deposit thereof with such service.

11.  Further Assurances and Covenants.  Debtor, at its cost, and without expense
     --------------------------------
to Bayer, shall:

     (a) within ten (10) days after receipt of a request therefor from Bayer, deliver to Bayer a written statement, duly acknowledged, setting forth the outstanding amount due under the Loan Documents, and to the best of Debtor's knowledge any offsets or defenses, if any, which Debtor has, or believes it may have, under the Loan Documents; and

     (b) execute such further documents, provide such further assurances, and take such other actions as may be reasonably requested by Bayer for the purposes of further evidencing, perfecting, carrying out and/or confirming this Agreement and for all other purposes contemplated by this Agreement, including but not limited to perfecting or continuing the perfection of any security interest or collateral assignment granted under or pursuant to this Agreement.

12.  Successors and Assigns.  This Agreement will be binding upon and inure to
     ----------------------
the benefit of Debtor and Bayer and their respective successor and assigns and neither party may assign this Agreement in whole or in part without the prior written consent of the other party.

13.  Modifications.  No modification or waiver of any provision of this
     -------------
Agreement nor consent to any departure by Debtor therefrom will in any event be effective unless the same is in writing, specifically refers to this Agreement and is signed by both parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

14.  Severability.  If fulfillment of any provision hereof or any transaction
     ------------
related hereto or of any provision of this Agreement, at the time performance of such provision is due, involves transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled will be reduced to the limit of such validity; and if any clause or provision contained in this Agreement, other than the provisions hereof pertaining to repayment of the Obligations operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only will be void, as though not herein contained, and the remainder of this Agreement will remain operative and in full force and effect; and if such provision pertains to repayment of the Obligations, then, at the option and sole discretion of Bayer, all of the Obligations of Debtor to Bayer will become immediately due and payable.

15.  Gender, etc.  Unless the context clearly requires otherwise, whenever used
     ------------
herein, the singular number will include the plural, the plural the singular and the use of the masculine, feminine or neuter gender will include all genders.

16.  Headings.  The headings in this Agreement are for convenience only and will
     --------
not limit or otherwise affect any of the terms hereof.

17.  Governing Law and Jurisdiction.  This Agreement will be interpreted and the
     ------------------------------
rights and liabilities of the parties hereto determined in accordance with the laws of the Commonwealth of Pennsylvania. The undersigned hereby agrees and consents to the jurisdiction of any state or federal court located within any county in Pennsylvania where Bayer chooses.

18.  Intercreditor Agreement.  The parties agree that, in case of any conflict
     ------------------------
between the provisions of this Agreement and the Intercreditor Agreement, the Intercreditor Agreement shall control.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Security Agreement as of the day and year first set forth above.

                                   V.I. TECHNOLOGIES, INC.



                                   By: /s/ Joanne Leonard
                                       -----------------------
                                   Name:   Joanne Leonard
                                   Title:  Vice President, CFO

                                   BAYER CORPORATION


                                   By: /s/ Jack Ryan
                                       -----------------------
                                   Name: Jack Ryan
                                   Title: Vice President

                                       13